As filed with the Securities and Exchange Commission on March 23, 2016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material under Rule 14a-12

TFS CAPITAL INVESTMENT TRUST

(Name of Registrant as Specified In Its Charter)

c/o ULTIMUS FUND SOLUTIONS, LLC
225 Pictoria Drive, Suite 450
Cincinnati, Ohio 45246

(Address of principal executive offices)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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TFS MARKET NEUTRAL FUND
TFS SMALL CAP FUND
TFS HEDGED FUTURES FUND

We want to make you aware that your clients that held shares in one or more of the above TFS Funds (each, a “Fund” and collectively, the “Funds”) as of the record date of March 14, 2016, will receive proxy materials regarding the Special Meeting of Shareholders slated for May 5, 2016.

The materials include a proxy statement with detailed information about the proposals and a proxy card that shareholders can sign and return in a postage paid envelope. The materials will also provide instructions on how shareholders can vote by telephone or through the Internet. You can access the materials by visiting www.okapivote.com/TFS. Shareholders will be asked to vote on the following proposals:

Proposal Summary		Fund(s) Voting on the Proposal
1.	To approve a new investment advisory agreement with TFS Capital LLC, on behalf of each Fund of the Trust.	All Funds
2.	To elect four nominees to serve on the Board of Trustees of the Trust.	All Funds
3.
To approve adjournments of the Meeting from time to time to solicit additional proxies if there are insufficient votes at the time of the Meeting to constitute a quorum or to approve the other Proposals.
All Funds

The Board of Trustees of the Trust recommends that shareholders of each Fund vote "FOR" all the Proposals.

Please note that your clients may receive a telephone solicitation in connection with this Special Meeting from Okapi Partners, the Funds’ proxy solicitor. However, we are committed to helping you maintain your client relationships while we carry out our required solicitation process.  To that end, we are asking for your support and assistance in the following ways.

•	Please ask your clients to vote as soon as possible. Instructions on how they can vote, over the phone, by Internet or by mail, will be detailed on the proxy card they receive.
•	Explain that their vote is critical no matter how many shares they own.

Keep in mind if the required vote is not obtained by the meeting date, Okapi Partners will be contacting shareholders until the necessary vote is attained. If you or your clients have any questions, please provide this toll-free number for more information: 1-877-629-6357. Agents are available to answer questions or to record voting instructions Monday through Friday from 9:00 a.m. to 9:00 p.m. Eastern Time. The voting process is quick and easy and will require only a couple minutes of their time.

Thank you for your support.

For more information, please contact:

Sam Harris
Director of Client Relations
TFS Capital LLC
888-837-4446
sharris@tfscapital.com